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                                                                     EXHIBIT 4.3

                      FORM OF STOCK OPTION GRANT AGREEMENT


     This Stock Option Grant Agreement (the "Agreement") is entered into by and between RWD Technologies, Inc., a Maryland corporation (the "Corporation"), and _____________ ("Grantee") and shall become effective on August 22, 1997 (the "Grant Date").

                                   ARTICLE 1

                                GRANT OF OPTION

     SECTION 1.1  GRANT OF OPTIONS.  Subject to the provisions of the Agreement
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and pursuant to the provisions of the RWD Technologies, Inc. Amended and
Restated Equity Participation Plan adopted by the Stockholders of the Corporation on March 14, 1997, as amended (the "Plan"), the Corporation hereby grants to Grantee as of the Grant Date a stock option (the "Option") of the type stated on Schedule A, attached hereto and made a part hereof, to purchase all or any part of the number of shares of Common Stock of the Corporation, par value of $.10 per share, set forth on Schedule A, at the exercise price per share (the "Exercise Price") set forth on Schedule A.

     SECTION 1.2  TERM OF OPTIONS.  Unless the Option granted pursuant to
     ----------------------------
Section 1.1 terminates earlier pursuant to other provisions of the Agreement, the Option shall expire at 5:00 p.m. Eastern Time on the expiration date specified in Schedule A. Notwithstanding the foregoing, in no event shall an Option that is specified on Schedule A as being an Incentive Stock Option expire later than 5:00 p.m. Eastern Time on the day prior to the tenth (10th) anniversary of the First Vesting Date.

                                   ARTICLE 2

                                    VESTING

     SECTION 2.1  VESTING SCHEDULE.  Unless the Option has earlier terminated
     -----------------------------
pursuant to the provisions of the Agreement, Grantee shall become vested in a portion of the Option with respect to a percentage or number of the underlying shares specified on Schedule A, beginning on the First Vesting Date, as specified on Schedule A and on each annual anniversary of such First Vesting Date, in accordance with the vesting schedule specified on Schedule A; provided, however, that Grantee shall have been in the continuous employ of or affiliation with the Corporation from the Grant Date through the specified anniversary of the First Vesting Date.

     SECTION 2.2  ACCELERATION OF VESTING.  Unless the Option has earlier
     ------------------------------------
terminated pursuant to the provisions of the Agreement, vesting of the Option granted to Grantee hereunder shall be accelerated so that the unvested portion of the Option shall become one hundred percent (100%) vested in Grantee upon the earlier to occur of: (i) Grantee's Retirement or Disability, as defined in
Article 4 hereunder, or (ii) termination of Grantee's employment or affiliation with the Corporation as a result of Grantee's death.
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                                   ARTICLE 3

                               EXERCISE OF OPTION

     SECTION 3.1  EXERCISABILITY OF OPTION.  No portion of the Option granted to
     -------------------------------------
Grantee shall be exercisable by Grantee prior to the time such portion of the Option has vested.

     SECTION 3.2  MANNER OF EXERCISE.  The vested portion of the Option may be
     -------------------------------
exercised, in whole or in part, by delivering written notice to the Committee in accordance with Section 5.9 hereof in such form as the Committee may require from time to time; provided, however, that the Option may not be exercised at any one time as to fewer than fifty (50) shares (or such number of shares as to which the Option is then exercisable if such number of shares then exercisable is less than fifty (50). Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of the shares of Common Stock as to which the Option is being exercised. Payment of the Exercise Price shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's discretion). The Option may be exercised only in multiples of whole shares and no partial shares shall be issued.

     Unless the Committee otherwise determines and notifies the Grantee of such determination prior to exercise of any portion of the Option, payment of the exercise price may be made, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions (i) to a brokerage firm approved by the Corporation to deliver promptly to the Corporation the aggregate amount of stock sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm. In the Committee's sole and absolute discretion, the Committee may authorize payment of the Exercise Price to be made, in whole or in part, by such other means as the Committee may prescribe.

     SECTION 3.3  ISSUANCE OF SHARES AND PAYMENT OF CASH UPON EXERCISE.  Upon
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exercise of the Option, in whole or in part, in accordance with the terms of the
Agreement and upon payment of the Exercise Price for the shares of Common Stock as to which the Option is exercised, the Corporation shall issue to Grantee or Grantee's permitted transferee, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock. The stock certificates for any shares of Common Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

                                   ARTICLE 4

                             TERMINATION OF OPTION

     SECTION 4.1  TERMINATION OF EMPLOYMENT OR AFFILIATION FOR REASON OTHER THAN
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DEATH, DISABILITY OR RETIREMENT.  Unless the Option has earlier terminated
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pursuant to the provisions of the Agreement, the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, thirty (30) calendar days after the date Grantee is no longer employed by, nor affiliated with, the Corporation and its affiliates for

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any reason other than Grantee's death, disability or retirement. Notwithstanding the foregoing, the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, upon termination of the employment of the Grantee by the Corporation or an affiliate for "cause." If Grantee is a party to a written employment agreement with the Corporation or an affiliate which contains a definition of "cause", "termination for cause" or any other similar term or phrase, whether such Grantee is terminated for "cause" pursuant to this Section 4.1 shall be determined according to the terms of and in a manner consistent with the provisions of such written employment agreement. If Grantee is not party to such a written employment agreement with the Corporation or an affiliate, then for purposes of this Section 4.1, "cause" shall mean (I) any substantiated act by Grantee involving dishonesty or bad faith against the Corporation or an affiliate, or any act or omission that demonstrates a lack of integrity of Grantee with respect to the Corporation or an affiliate; (ii) Grantee engaging in acts or omissions that demonstrably and materially injure the business and affairs of the Corporation or an affiliate, monetarily or otherwise; (iii) breach or threatened breach by Grantee of any non-competition or confidentiality agreement entered into between Grantee and the Corporation or its affiliate; (iv) chronic use of alcohol, drugs or other similar substances affecting Grantee's work performance; or (v) Grantee being convicted of, or pleading guilty or nolo contendere to, or being indicted for a felony or other crime involving theft, fraud or moral turpitude. The good faith determination by the Committee of whether the Grantee's employment was terminated by the Corporation for "cause" shall be final and binding for all purposes hereunder.

     SECTION 4.2  UPON GRANTEE'S DEATH.  Unless the Option has earlier
     ---------------------------------
terminated pursuant to the provisions of the Agreement, upon Grantee's death Grantee's executor, personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise all or any part of the outstanding Option with respect to shares of Common Stock as to which the Option is vested as of the Grantee's date of death, provided such exercise occurs within twelve (12) months after the date of Grantee's death, but not later than the end of the stated term of the Option.

     SECTION 4.3  TERMINATION OF EMPLOYMENT OR AFFILIATION BY REASON OF
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DISABILITY OR RETIREMENT.    Unless the Option has earlier terminated pursuant
------------------------
to the provisions of the Agreement, in the event that Grantee ceases, by reason of Disability or Retirement, to be an employee of or affiliated with the Corporation or an affiliate, the vested portion of the outstanding Option may be exercised in whole or in part at any time within twelve (12) months after the date of disability or retirement, but not later than the end of the stated term of the Option. For purposes of this Agreement, Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Retirement shall mean the termination of employment without cause at or after the Grantee reaches the retirement age set forth in the Corporation's Personnel Policy. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee's determination as to whether Grantee is Disabled shall be final and binding on all parties concerned.

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     SECTION 4.4  ENGAGING IN PROHIBITED ACTIVITIES.  (a) Unless the Option has
     ----------------------------------------------
earlier terminated pursuant to the provisions of the Agreement, the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, upon determination by the Committee that the Grantee has engaged in "Prohibited Activities," as that term is defined below. The term "Prohibited Activities" shall encompass all activities listed in clauses (i) through (iii) of Section 4.1 above as well as (i) participating in an attempt to gain control of the Corporation, which attempt has not been approved by the Board of Directors of the Corporation; (ii) recruiting or otherwise soliciting employees of the Corporation to terminate employment with the Corporation; or (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to, an entity or person who engages or has engaged in any of the activities listed in clauses (i), (ii) or (iii) of Section
4.1 above or clauses (i) or (ii) of this paragraph (a) of Section 4.4, or is in any way competing with the business interests of the Corporation. The good faith determination by the Committee of whether the Grantee has engaged in Prohibited Activities shall be final and binding for all purposes hereunder.

          (b) If, subsequent to the time the Grantee exercises all or any portion of the Option, the Committee determines that, while in the employ of the Corporation or during the one year period thereafter, the Grantee engaged in any Prohibited Activities, in addition to the termination of all outstanding portions of the Option as set forth in paragraph (a) of this Section 4.4, the Grantee shall be required to remit to the Corporation a "Recapture Payment," as that term is defined below, within 30 days after notice by the Corporation that this Section 4.4 applies to the Grantee's Option or portion thereof. The term "Recapture Payment" shall be defined as: (i) to the extent the Grantee beneficially owns any shares of Common Stock issued upon exercise of any portion of the Option, a sum (in immediately available funds) equal to the excess of (i) the Fair Market Value of said shares over (ii) the aggregate exercise price paid for said shares of Common Stock.; or (ii) to the extent the Grantee has sold or otherwise disposed of any shares of Common Stock issued upon exercise of any portion of the Option, a sum (in immediately available funds) equal to the excess of (i) the gross proceeds or other benefits to the Grantee from the disposition of said shares over (ii) the aggregate exercise price paid for said shares of Common Stock.

                                   ARTICLE 5

                                 MISCELLANEOUS

     SECTION 5.1  NON-GUARANTEE OF EMPLOYMENT.  Nothing in the Plan or the
     ----------------------------------------
Agreement shall be construed as a contract of employment between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of the Corporation or an affiliate, or as a limitation of the right of the Corporation or an affiliate to discharge Grantee at any time.

     SECTION 5.2  NO RIGHTS OF STOCKHOLDER.  Grantee shall not have any of the
     -------------------------------------
rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him upon the due exercise of the Option.

     SECTION 5.3  NOTICE OF DISQUALIFYING DISPOSITION.  If Grantee makes a
     ------------------------------------------------
disposition (as that term is defined in (S)424(c) of the Code) of any shares of Common Stock acquired pursuant to

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the exercise of an Incentive Stock Option within two (2) years of the Grant Date or within one (1) year after the shares of Common Stock are transferred to Grantee, Grantee shall notify the Committee of such disposition in writing.

     SECTION 5.4  WITHHOLDING OF TAXES.  The Corporation or any affiliate shall
     ---------------------------------
have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due Grantee the amount of any federal, state and/or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition (as that term is defined in (S)424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of the Option; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Corporation or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Corporation may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

     SECTION 5.5  NONTRANSFERABILITY OF OPTION.   The Option shall be
     -----------------------------------------
nontransferable otherwise than by will or the laws of descent and distribution and, during the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee's guardian or legal representative.

     SECTION 5.6  AGREEMENT SUBJECT TO CHARTER, BY-LAWS AND GOVERNING LAWS.
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This Agreement is subject to the Charter and By-Laws of the Corporation, and any
applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Maryland, other than the conflict of laws principles thereof.

     SECTION 5.7  GENDER.  As used herein the masculine shall include the
     -------------------
feminine as the circumstances may require.

     SECTION 5.8  HEADINGS.  The headings in the Agreement are for reference
     ---------------------
purposes only and shall not affect the meaning or interpretation of the Agreement.

     SECTION 5.9  NOTICES.  All notices and other communications made or given
     --------------------
pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

     SECTION 5.10  ENTIRE AGREEMENT; MODIFICATION.  The Agreement contains the
     --------------------------------------------
entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

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

     SECTION 5.11  CONFORMITY WITH PLAN.  This Agreement is intended to conform
     ----------------------------------
in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern.

     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

ATTEST:   RWD TECHNOLOGIES, INC.

_____________________________           By:  __________________________________

WITNESS:  GRANTEE

______________________________               __________________________________

Attachments:

     Schedule A: Notice of Grant of Stock Options and Option Agreement and Exercise Form

     Amended and Restated Equity Plan

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                                                                      Schedule A

Notice of Grant of Stock Options and Option Agreement

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NAME
OPTION NUMBER:  00001510
ADDRESS
PLAN:  EPP
CITY, STATE ZIP
ID:  D0003

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Effective ____________, you have been granted a(n) Non-Qualified Stock Option to buy ________ shares of RWD Technologies, Inc. (the Company) stock at $_______ per share.
The total option price of the shares granted is $____________.
Shares in each period will become fully vested on the date shown.

     Shares
     Vest Type
     Full Vest
     Expiration
     ____________  On Vest Date      x/xx/xx       x/xx/xx
     ____________  On Vest Date      x/xx/xx       x/xx/xx
     ____________  On Vest Date      x/xx/xx       x/xx/xx
     ____________  On Vest Date      x/xx/xx       x/xx/xx
     ____________  On Vest Date      x/xx/xx       x/xx/xx


By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Amended and Restated Equity Participation Plan, as amended and the Option Agreement, all of which are attached and made a part of this document.


RWD TECHNOLOGIES, INC.

By:_________________________________
     Name and Title

Date:_______________________________


___________________________________
          Grantee

Date:_______________________________

EXERCISE FORM

---------------------------------------------


RWD Technologies, Inc.
10480 Little Patuxent Parkway
Columbia, Maryland 21044-3530
Attention:  Stock Administrator

Ladies and Gentlemen:

     I hereby exercise the Option granted to me on ____________________, ______, by RWD Technologies, Inc. (the "Company"), subject to all the terms and provisions thereof and of the RWD Technologies, Inc. Amended and Restated Equity Participation Plan (the "Plan"), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $___________ per share pursuant to the exercise of said Stock Option.

Total Amount Enclosed:  $__________
Date:________________________
     ______________________________________
     (Optionee)
     Received by RWD Technologies, Inc. on
     ___________________________, _____
     By:  _________________________________


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